===============================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1
                                 CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported) - November 6, 2000
                                                        ----------------


                            INFORMATION HOLDINGS INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




           DELAWARE                      1-14371               06-1518007
      ------------------           --------------------    ------------------
  (State or other jurisdiction      (Commission File        (IRS Employer
        of incorporation)                Number)           Identification No.)


   2777 SUMMER STREET, SUITE 209, STAMFORD, CONNECTICUT            06905
   ----------------------------------------------------        -------------
       (Address of principal executive offices)                  (Zip Code)

        Registrant's telephone number, including area code: (203) 961-9106
                                                            --------------




===============================================================================

ITEM 7.     FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

(a)         Financial Statements of Business Acquired

The following financial statements are included herein:

I.          Financial Statements of Transcender Corporation

            Report of Independent Auditors
            Balance Sheets as of September 30, 2000 and December 31, 1999 Statements of Income and Retained Earnings for the Nine-Month
               Period ended September 30, 2000 and for the Year Ended December 31, 1999
            Statements of Cash Flows for the Nine-Month Period ended
               September 30, 2000 and for the Year Ended December 31, 1999
            Notes to Financial Statements

(b)         Pro Forma Financial Information

The following pro forma financial information is included herein:

I. Pro Forma Condensed Consolidated Financial Statements of Information Holdings Inc.

            Introduction
            Pro Forma Condensed Consolidated  Statements of Operations for the
                  Year Ended December 31, 1999 and for the Nine Months Ended September 30, 2000
            Pro Forma Condensed Consolidated Balance Sheet as of
                  September 30, 2000
            Notes to Pro Forma Condensed Consolidated Financial Statements

(c)         Exhibit

                  23.1  Consent of Ernst & Young LLP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INFORMATION HOLDINGS INC.


Dated:  January 22, 2001            By: /s/ Mason P. Slaine
                                        --------------------------
                                        Name: Mason P. Slaine
                                        Title: President

                         Report of Independent Auditors



To the Board of Directors of
Transcender Corporation

We have audited the accompanying balance sheets of Transcender Corporation as of September 30, 2000 and December 31, 1999, and the related statements of income and retained earnings, and cash flows for the nine-month period ended September 30, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transcender Corporation as of September 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the nine-month period ended September 30, 2000 and the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.



/s/ Ernst & Young LLP



November 22, 2000

                             Transcender Corporation

                                 Balance Sheets

                                              SEPTEMBER 30,   DECEMBER 31,
                                                  2000           1999
                                             ----------------------------
ASSETS
Current assets:
  Cash and cash equivalents                    $2,641,395     $1,438,129
  Investments                                     824,540        794,245
  Accounts  receivable,  less allowance
   of $92,566 and $90,652 at  September
   30,  2000  and  December  31,  1999,
   respectively                                 1,029,711        706,341
  Inventory                                       262,043        140,663
  Other current assets                            406,528        146,523
  Deferred state tax asset                         26,710         25,376
                                             ----------------------------
   Total current assets                         5,190,927      3,251,277


Property and equipment, net                       794,817        911,857

Other assets                                       13,932          9,929






                                             ----------------------------
   Total assets                                $5,999,676     $4,173,063
                                             ============================

                                              SEPTEMBER 30,  DECEMBER 31,
                                                 2000           1999
                                              ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $ 744,432   $   174,744
  Accrued taxes and expenses                      888,693       574,582
  Deferred revenue                              1,754,914        81,184
  Allowance for sales returns                      52,602        32,280
                                              ---------------------------
   Total current liabilities                    3,440,641       862,790

Deferred state tax liability                        9,233         6,834
                                              ---------------------------

   Total liabilities                            3,449,874       869,624

Stockholders' equity:
   Common  stock  -  Class  A,  no  par
   value - 100,000  shares  authorized,
   25,000 shares issued and outstanding            20,000        20,000
   Common  stock  -  Class  B,  no  par
   value -  100,000  share  authorized,
   28,706 shares issued and outstanding           192,252       192,252
   Retained earnings                            2,337,550     3,091,187
                                              ---------------------------
   Total stockholders' equity                   2,549,802     3,303,439
                                              ---------------------------

   Total liabilities and stockholders' equity  $5,999,676    $4,173,063
                                              ===========================

SEE ACCOMPANYING NOTES.

                             Transcender Corporation

                   Statements of Income and Retained Earnings

                                              NINE-MONTH
                                             PERIOD ENDED     YEAR ENDED
                                             SEPTEMBER 30,   DECEMBER 31,
                                                 2000           1999
                                            -----------------------------
Operating revenue:
  Certification software, net of discounts    $11,975,107   $15,226,805
  Royalties and licenses                          225,167       332,767
                                            -----------------------------
                                               12,200,274    15,559,572

  Cost of sales                                   948,842     1,047,058
                                            -----------------------------

   Gross profit                                11,251,432    14,512,514

Operating expenses:
  Officer compensation                          4,520,234     6,137,461
  Sales and marketing                           3,409,362     3,547,978
  Research and development                      1,312,777     1,576,732
  General and administrative                    1,577,958     1,942,432
  Depreciation and amortization                   283,478       301,975
                                            -----------------------------
   Total operating expenses                    11,103,809    13,506,578
                                            -----------------------------

Income from operations                            147,623     1,005,936

Other income (expense):
  Interest income                                 119,241       124,693
  Other                                            (3,911)          541
                                            -----------------------------
                                                  115,330       125,234
                                            -----------------------------

Income before income taxes                        262,953     1,131,170

Provision for state income taxes                   16,590        68,855
                                            -----------------------------

Net income                                        246,363     1,062,315

Beginning retained earnings                     3,091,187     3,028,872
                                            -----------------------------
                                                3,337,550     4,091,187

Less: Stockholders' distributions               1,000,000     1,000,000
                                            -----------------------------

Ending retained earnings                       $2,337,550     $3,091,187
                                            =============================

   SEE ACCOMPANYING NOTES.

                             Transcender Corporation

                            Statements of Cash Flows

                                              NINE-MONTH
                                             PERIOD ENDED     YEAR ENDED
                                             SEPTEMBER 30,   DECEMBER 31,
                                                 2000           1999
                                            -----------------------------
Cash flows from operating activities:
  Net income                                   $ 246,363     $1,062,315
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
   Depreciation and amortization                 283,478       301,975
   Provision for bad debts                       121,000        92,000
   Loss on disposal of fixed assets                4,783           704
   (Increase) in accounts receivable            (444,370)     (238,266)
   (Increase) in inventory                      (121,380)      (57,514)
   Decrease in prepaid taxes                           -        68,725
   (Increase) in deferred tax asset               (1,334)      (31,222)
   (Increase) in other current assets           (260,005)     (113,411)
   Increase (decrease) in accounts payable       569,688      (156,010)
   Increase in deferred revenue                1,673,730        64,829
   Increase in allowance for sales returns        20,322        17,859
   Increase in accrued taxes and expenses        314,111       447,769
   Increase in deferred tax liability              2,399           834
                                            -----------------------------
  Cash provided by operating activities        2,408,785     1,460,587

  Cash flows used by investing activities:
   Purchase of property and equipment           (171,171)     (384,981)
   Purchase of short-term investments            (30,295)      (32,165)
   Proceeds  from  disposal of property and
   equipment                                           -         7,342
   (Increase) decrease in other assets            (4,053)       12,329
                                            -----------------------------
     Cash used by investing activities          (205,519)     (397,475)

  Cash flows used by financing activities:
   Stockholders' distributions                (1,000,000)   (1,000,000)
                                            -----------------------------
     Cash used by financing activities        (1,000,000)   (1,000,000)
                                            -----------------------------

   Increase in cash and cash equivalents       1,203,266        63,112
   Beginning cash and cash equivalents         1,438,129     1,375,017
                                            -----------------------------
   Ending cash and cash equivalents           $2,641,395    $1,438,129
                                            =============================

  SUPPLEMENTAL CASH FLOWS INFORMATION:
  Cash paid for state income taxes            $  116,045    $        -
                                            =============================


SEE ACCOMPANYING NOTES.

                             Transcender Corporation

                          Notes to Financial Statements

                               September 30, 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Transcender Corporation (the Company) is involved primarily in developing training products for the computer professional market. The Company was formed in 1992 after Microsoft Corporation introduced its certification program designed to provide an objective credential for computer professionals who work with Microsoft software and operating systems. The Company has developed testing software for certifications which it sells via the Internet, print media, and direct marketing.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVESTMENTS

The Company has a money-market mutual fund that is invested in government obligations. The cost and the market value of the investment are the same.

INVENTORY

Inventory consisting of media, training materials, and packaging supplies is stated at the lower of cost or market.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Maintenance and repair expenditures are charged to expense as incurred. Depreciation is calculated using the straight-line method over the following estimated useful lives of the assets: furniture and fixtures - 7 years, office equipment - 5 years, computer equipment
- 5 years, software - 3 years, leasehold improvements - lesser of life of assets or term of lease, generally including renewal options.

                             Transcender Corporation

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company was organized as an S Corporation and is not subject to federal income taxes. The Company does provide for state income taxes. Deferred state income taxes are recorded based upon differences between the financial statement and tax basis of assets and liabilities.

REVENUE RECOGNITION AND DEFERRED REVENUE

Revenue from the sale of software products is recognized upon shipment. Deferred revenue consists of prepaid orders and revenue deferred from the sale of software products that have been released in beta version for which a final version was not available at the balance sheet date. Beta version products are sold at full retail price. Customers purchasing beta version products may receive at the customer's request final version products upon their release (generally two to six weeks after receipt of the beta version) at no additional cost. A portion of the revenue from the sale of beta version products is recognized upon shipment. The remainder of the revenue is deferred until shipment of final version products.

ALLOWANCE FOR SALES RETURNS

The Company maintains a money-back-guarantee and a thirty-day return policy of the customer purchase price, excluding shipping, under certain stipulated circumstances. The Company provides an allowance for these anticipated returns based on historical experience of returns by product line.

ADVERTISING

Advertising expense is comprised of print media, direct mail and Internet advertising. Advertising expenditures for print media and Internet are charged to income during the period incurred. Direct mail advertising expenses are capitalized as incurred and charged to income over the period during which the future benefits are expected to be received. Advertising expense was $1,836,537 and $1,922,972 for the nine-month period ended September 30, 2000 and the year ended December 31, 1999, respectively.

                            Transcender Corporation

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT

Expenditures for software development costs and research are expensed as incurred. Such costs are required to be expensed until the point that technological feasibility is established. The period between achieving technological feasibility and the general availability of such software has been short.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates in the near term.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no effect on net income as previously reported.

2. INVENTORY

Inventory consists of the following:

                                      SEPTEMBER 30,    DECEMBER 31,
                                          2000            1999
                                     ------------------------------
     Finished goods                     $  44,968     $  18,058
     Raw materials                        217,075       122,605
                                     ------------------------------
                                        $ 262,043     $ 140,663
                                     ==============================


Finished goods inventory primarily includes packaged testing software and training products. Raw materials inventory primarily includes compact discs, manuals, and packaging supplies.

                            Transcender Corporation

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

                                      SEPTEMBER 30,   DECEMBER 31,
                                          2000           1999
                                     ------------------------------
     Leasehold improvements            $  94,357      $  118,954
     Office equipment                    133,326         124,072
     Furniture and fixtures              327,319         315,551
     Computer and equipment              717,904         648,623
     Software                            366,829         316,646
                                     ------------------------------
                                       1,639,735       1,523,846
     Less: accumulated depreciation     (844,918)       (611,989)
                                     ------------------------------
                                       $ 794,817      $  911,857
                                     ==============================

Depreciation expense was $283,429 and $301,975 for the nine-month period ended September 30, 2000 and the year ended December 31, 1999, respectively.

4. STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000 shares of no par value, voting Class A common stock and 100,000 shares of no par value, non-voting Class B common stock. At September 30, 2000 and December 31, 1999, issued and outstanding shares were 25,000 and 28,706 of Class A and Class B shares, respectively. Except for the difference in voting rights, all classes of common stock have the same relative rights and have the right to receive the net assets of the Company on dissolution.

                            Transcender Corporation

5. COMMITMENTS

Rent expense under operating lease agreements was $192,017 and $245,193 for the nine-month period ended September 30, 2000 and the year ended December 31, 1999, respectively. Future minimum payments at September 30, 2000 under noncancelable operating leases with initial terms of one year or more consist of the following:

                    2000                    $   63,257
                    2001                       206,577
                    2002                        86,699
                                          --------------
                                            $  356,533
                                          ==============

On November 21, 2000, the Company entered into an operating lease agreement for office space commencing in April 2001 and expiring in March 2008. Future minimum payments under this lease are as follows:

                    2001                    $  342,459
                    2002                       467,565
                    2003                       582,744
                    2004                       630,873
                    2005                       645,486
                    Thereafter               1,504,377
                                           -------------
                                            $4,173,504
                                           =============

6. STATE INCOME TAXES

The tax provision is comprised of:

                                                     SEPTEMBER 30,
                                                   2000         1999
                                               --------------------------
   State income taxes currently payable           $ 15,525     $ 99,243
   Deferred state taxes                              1,065      (30,388)
                                               --------------------------
                                                  $ 16,590     $ 68,855
                                               ==========================

Deferred tax assets result from deductible temporary differences between the financial statement and tax basis of allowance for doubtful accounts, allowance for sales returns and other accruals. The deferred tax liability is provided for taxable temporary differences between the financial statement and the tax basis of property and equipment.

                            Transcender Corporation

7. 401(K) RETIREMENT PLAN

The Company sponsors a 401(k) retirement plan for all full-time employees. The plan covers all employees with one year of service that have attained the age of twenty-one. Covered employees make elective salary deferrals subject to the limitations set forth by law. The plan provides for a company matching percentage and a discretionary profit sharing component. The Company's retirement plan expense was $131,448 and $140,298 during the nine-month period ended September 30, 2000 and the year ended December 31, 1999, respectively.

8. CONTINGENCIES

The Company has been asked by an out-of-state department of revenue to register as a dealer for the purpose of collecting and remitting sales and use tax. The Company contends it does not have to register and currently does not intend to do so. Management has consulted legal counsel regarding this administrative request. Management has accrued an estimate of the probable loss for uncollected sales tax.

9. SUBSEQUENT EVENT

On November 6, 2000, Information Holdings Inc. completed an acquisition of substantially all the assets and certain liabilities of the Company, pursuant to an Asset Purchase Agreement, dated as of November 6, 2000, for cash consideration of approximately $60 million.

                            INFORMATION HOLDINGS INC.

         Unaudited Pro Forma Condensed Consolidated Financial Statements

      The following unaudited pro forma condensed consolidated statements of operations of Information Holdings Inc. for the year ended December 31, 1999 and for the nine months ended September 30, 2000 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 give effect to the acquisition of Transcender as if it occurred on January 1, 1999. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 also reflects the results of Faxpat and Master Data Center
(MDC), businesses acquired in July 1999 and August 1999, respectively, as if the businesses were acquired on January 1, 1999. The unaudited condensed consolidated financial statements give effect to the acquisitions under the purchase method of accounting and the assumptions in the accompanying notes to the condensed consolidated financial statements.

      The unaudited pro forma condensed consolidated financial statements have been prepared by the Company's management. The unaudited pro forma condensed consolidated financial statements are not designed to represent and do not represent what the Company's results of operations and financial position would have been had the aforementioned transactions been completed as of the date or at the beginning of the period indicated or to project the Company's results of operations or financial position at any future date or any future period. The pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes contained in the Company's 1999 Annual Report on Form 10-K, Form 10-Q, and the Transcender financial statements included herein.

                            INFORMATION HOLDINGS INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                DECEMBER 31, 1999
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                         INFORMATION    MDC/                       PRO FORMA         PRO FORMA
                                            HOLDINGS    FAXPAT     TRANSCENDER     ADJUSTMENTS    CONSOLIDATED
Revenues                                   $ 58,778    $  7,430       $ 15,560                     $ 81,768
Cost of sales                                15,742       3,222          1,047                       20,011
                                           --------    --------       --------                     --------
Gross profit                                 43,036       4,208         14,513                       61,757
                                           --------    --------       --------                     --------
Operating expenses:
  Selling, general and administrative        28,142       1,836         13,205
                                                                                                      43,183
  Depreciation and amortization               5,962       2,208(5)         302       $  6,091(1)      14,563
                                           --------    --------       --------       --------       --------
Total operating expenses                     34,104       4,044         13,507          6,091         57,746
                                           --------    --------       --------       --------       --------
Income (loss) from operations                 8,932         164          1,006         (6,091)         4,011
Other income (expense):
  Other expense                                 (18)         --             --             --            (18)
  Interest income (expense), net              1,330      (1,147)(6)        125         (4,870)(2)     (4,562)
                                           --------    --------       --------       --------       --------

Income (loss) before income taxes            10,244        (983)         1,131        (10,961)          (569)

Provision (benefit) for income taxes          4,227        (192)(7)         69         (3,913)(3)        191
                                           --------    --------       --------       --------       --------

Net income (loss)                          $  6,017    $   (791)      $  1,062       $(7,048) $         (760)
                                           ========    ========       ========       ========       ========
Basic earnings (loss) per common share     $   0.36                                                 $  (0.04)
                                           ========                                                 ========

Diluted earnings (loss) per common share   $   0.35                                                 $  (0.04)
                                           ========                                                 ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            INFORMATION HOLDINGS INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                               SEPTEMBER 30, 2000
                        (IN THOUSANDS EXCEPT SHARE DATA)


                                        INFORMATION                   PRO FORMA        PRO FORMA
                                           HOLDINGS   TRANSCENDER     ADJUSTMENTS   CONSOLIDATED

Revenues                                $ 50,421      $ 12,200                      $ 62,621
Cost of sales                             14,224           949                        15,173
                                        --------      --------                      --------
Gross profit                              36,197        11,251                        47,448
                                        --------      --------                      --------
Operating expenses:
  Selling, general and administrative     24,792        10,821                        35,613
  Depreciation and amortization            6,568           283       $  4,569(1)      11,420
                                        --------      --------       --------       --------

Total operating expenses                  31,360        11,104          4,569         47,033
                                        --------      --------       --------       --------
Income (loss) from operations              4,837           147         (4,569)           415
                                        --------      --------       --------       --------
Other income (expense):
  Interest income (expense), net           5,025           119         (2,990)(2)      2,154
  Other income (expense)                       3            (4)           --              (1)
                                        --------      --------       --------       --------
Income (loss) before income taxes          9,865           262         (7,559)
                                                                                       2,568
Provision (benefit) for income taxes       4,173            16         (2,864)(3)      1,325
                                                      --------       --------       --------

Net income (loss)                       $  5,692      $    246       $ (4,695)      $  1,243
                                        ========      ========       ========       ========
Basic earnings per common share         $   0.28                                    $   0.06
                                        ========                                    ========
Diluted earnings per common share       $   0.28                                    $   0.06
                                        ========                                    ========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            INFORMATION HOLDINGS INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                SEPTEMBER 30, 2000
                                  (IN THOUSANDS)

                             INFORMATION                  PRO FORMA        PRO FORMA
                                HOLDINGS   TRANSCENDER  ADJUSTMENTS     CONSOLIDATED
Cash and equivalents           $ 155,436   $   2,641    $ (60,000)(4)   $  98,077
Accounts receivable               19,859       1,030           --          20,889
Other current assets              18,495       1,520           --          20,015
                               ---------   ---------    ---------       ---------

Total current assets             193,790       5,191      (60,000)        138,981

Intangible assets, net            77,278          --       15,300(4)       92,578
Goodwill, net                     15,587          --       44,750(4)       60,337
Other long-term assets            14,654         809           --          15,463
                               ---------   ---------    ---------       ---------

Total assets                   $ 301,309   $   6,000    $      50       $ 307,359
                               =========   =========    =========       =========


Accounts payable               $  16,112   $     745                    $  16,857
Other current liabilities         12,803       2,696    $   2,600(4)       18,099
Long-term deferred taxes          14,940           9           --          14,949
Other long-term liabilities        2,865          --           --           2,865
                               ---------   ---------    ---------       ---------

Total liabilities                 46,720       3,450        2,600          52,770

Common stock                         216         212         (212)(4)         216
Paid in capital                  242,790          --           --         242,790
Retained earnings                 11,583       2,338       (2,338)(4)      11,583
                               ---------   ---------    ---------       ---------

Total equity                     254,589       2,550       (2,550)        254,589
                               ---------   ---------    ---------       ---------

Total liabilities and equity   $ 301,309   $   6,000    $      50       $ 307,359
                               =========   =========    =========       =========




THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                            INFORMATION HOLDINGS INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.    PRO FORMA ADJUSTMENTS

For purposes of determining the pro forma effect of the acquisition of Transcender on Information Holdings Inc.'s Condensed Consolidated Statements of Operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 and the Condensed Consolidated Balance Sheet as of September 30, 2000, the following adjustments have been made (IN THOUSANDS):

                                                                                              Nine Months
                                                                                Year Ended          Ended      As of
                                                                                  12/31/99       09/30/00   09/30/00
(1) - Represents amortization of acquired
intangible assets of Transcender, amortized
over useful lives of 3-15 years                                                    $  6,091    $  4,569

(2) - Represents an adjustment to net interest to
reflect reduced interest income and increased
interest expense associated with the funding of
the Transcender acquisition.  The acquisition cost
of $62.6 million, including closing costs, is assumed
to have been funded through cash on hand, plus
incremental borrowings.  Interest rates are assumed
to be 5.5% on invested cash and 8.5% on borrowed
funds.                                                                                4,870       2,990

(3) - Represents the income tax benefit of items
(1) and (2) above, at a tax rate of 39%, plus
federal income taxes on the income of Transcender
at a rate of 34%. As a sub-chapter S organization
Transcender did not record a provision for federal
income taxes.                                                                        (3,913)     (2,864)

(4) - Represents adjustment to reflect purchase of Transcender as follows - debit (credit):
      Cash - acquisition cost                                                                               (60,000)
      Intangible assets - adjustment to reflect excess purchase price                                        15,300
      Goodwill - adjustment to reflect excess purchase price                                                 44,750
      Current liabilities - costs associated with acquisition                                                (2,600)
      Common stock - eliminate prior owner's equity                                                             212
      Retained earnings - eliminate prior owner's equity                                                      2,338

                            INFORMATION HOLDINGS INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)


For purposes of determining the pro forma effect of the acquisitions of Master Data Center and Faxpat on Information Holdings Inc.'s Condensed Consolidated Statements of Operations for the year ended December 31, the following adjustments have been included in the amounts presented herein (IN THOUSANDS):

                                                             Year ended
                                                               12/31/99
(5) - Represents incremental amortization of acquired
intangible assets of MDC and Faxpat, amortized over useful
lives of 20 years and 10 years, respectivley                     $2,133

(6) - Represents a reduction in the interest income
recorded by Information Holdings Inc. on a cash
balance of $42 million, which reflects the acquisition
costs of MDC and Faxpat, at an average rate of 4.5%.              1,147

(7) - Represents the income tax benefit of the tax
deductible components of items (5) and (6) above,
plus income taxes on the earnings of MDC and Faxpat,
at a tax rate of 39%. A portion of incremental
amortization above in item (5) is not tax deductible              (192)

2.    EARNINGS PER SHARE

   Earnings per share is calculated by dividing the net income by the weighted average outstanding shares during the period. The weighted average outstanding shares during the period are calculated as follows:

                                                     December 31, September 30,
                                                           1999          2000
Basic:
Shares outstanding                                   16,945,210    20,239,231
                                                     ==========    ==========

Dilutive:
Shares outstanding                                   16,945,210    20,239,231
Common stock equivalents                                183,067       259,798
                                                     ----------    ----------
                                                     17,128,277    20,499,029
                                                     ==========    ==========